Exhibit A



FOR IMMEDIATE RELEASE
---------------------

For Additional Information Contact:
Clement B. Knapp, Jr., Chairman and
    Chief Executive Officer
(219) 836-5870 Fax (219) 836-5883 www.ambfinancial.com


               MICHAEL MELLON APPOINTED TO THE BOARD OF DIRECTORS
                             OF AMB FINANCIAL CORP.

     Munster, Indiana -- December 30, 2003 - Clement B. Knapp, Jr., the Chairman and Chief Executive Officer of AMB Financial Corp (Nasdaq - AMFC) announced today that Michael Mellon, the Company's Executive Vice President, has been appointed to the Company's Board of Directors. Mr. Knapp indicated "Mr. Mellon will bring a valuable combination of youth and experience to our Board of Directors." Mr. Mellon, age 34, has served as an executive with American Savings, FSB, the Company's principal subsidiary since 1993. Mr. Mellon also serves as a Councilman for the Town of Munster as well as a member of the Indiana Bankers Government Relations Committee.

American Savings, FSB serves its customers through three offices located in Munster, Dyer and Hammond, Indiana.